As filed with the Securities and Exchange Commission on June 30, 1999

                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------


                           RECOVERY ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

                MINNESOTA                           41-1557115
    (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)             Identification No.)

              9300 NORTH 75TH AVENUE, MINNEAPOLIS, MINNESOTA 55428 (Address of principal executive offices, including zip code)

           RECOVERY ENGINEERING, INC. 1993 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                                     Copy to:
        Charles F. Karpinske                   Eric O. Madson, Esq.
       Chief Financial Officer        Robins, Kaplan, Miller & Ciresi L.L.P.
     Recovery Engineering, Inc.       2800 LaSalle Plaza, 800 LaSalle Avenue
       9300 North 75th Avenue              Minneapolis, Minnesota 55402
    Minneapolis, Minnesota 55428                  (612) 349-8500

                                 (612) 315-5500
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
    TITLE OF                              PROPOSED           PROPOSED
   SECURITIES            AMOUNT           MAXIMUM             MAXIMUM
      TO BE               TO BE        OFFERING PRICE        AGGREGATE          AMOUNT OF
  REGISTERED(1)        REGISTERED       PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------
Common Stock,        30,000 shares        $16.09            $482,815.50         $135.00
$.01 par value
---------------------------------------------------------------------------------------------

(1) Includes Common Stock Purchase Rights which currently are not separable from the common stock and are not exercisable.

(2) Pursuant to Rule 457(h), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on June 25, 1999, as reported on The Nasdaq National Market.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Recovery Engineering, Inc. (the "Company") (File No. 0-21232) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference herein:

a. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1999;

b. The Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1999;

c. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A (File No. 0-21232), as amended on June 29, 1999, filed with the Commission; and

d. The description of the Company's Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 0-21232), as amended on June 29, 1999, filed with the Commission.

         All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The common stock, par value $.01 per share (the "Common Stock"), of the Company offered pursuant to this Registration Statement and the related Common Stock Purchase Rights are registered under Section 12(g) of the Exchange Act. The description of the Company's capital stock and Common Stock Purchase Rights are incorporated by reference pursuant to Item 3 above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The financial statements and financial statement schedule of Recovery Engineering, Inc. incorporated by reference in Recovery Engineering, Inc.'s Annual Report (Form 10-K) for the year ended January 3, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article V of the Company's Bylaws provides that the Company shall indemnify the directors and officers to the extent permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

         In addition, as allowed by Minnesota Statutes, Section 302A.251,
Article 8 of the Company's Articles of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.

         Further, the Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed as a part of this Registration Statement on Form S-8:

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

 5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. (filed electronically herewith)

23.1              Consent of Ernst & Young LLP (filed electronically herewith)

23.2              Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in
                  Exhibit 5.1)

24.1              Powers of Attorney (filed electronically herewith)

99.1 Recovery Engineering, Inc. 1993 Director Stock Option Plan, as amended (filed electronically herewith)


ITEM 9.   UNDERTAKINGS.

(a)      RULE 415 OFFERING.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED BY ITEM 512(h) IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on June 30, 1999.

                                   RECOVERY ENGINEERING, INC.


                                   By  /s/ BRIAN F. SULLIVAN
                                      ------------------------------------------
                                           Brian F. Sullivan
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                DATE

/s/ BRIAN F. SULLIVAN         President, Chief Executive Officer   June 30, 1999
---------------------------   and Director (Principal Executive
Brian F. Sullivan             Officer)


/s/ CHARLES F. KARPINSKE      Chief Financial Officer (Principal   June 30, 1999
---------------------------   Financial Officer and Principal
Charles F. Karpinske          Accounting Officer)


          *                   Director                             June 30, 1999
---------------------------
Robert R. Gheewalla


          *                   Director                             June 30, 1999
---------------------------
John E. Gherty


          *                   Director                             June 30, 1999
---------------------------
Sanjay H. Patel


          *                   Director                             June 30, 1999
---------------------------
William D. Thompson


          *                   Director                             June 30, 1999
---------------------------
William F. Wanner, Jr.


          *                   Director                             June 30, 1999
---------------------------
Richard J. Zeckhauser


* By  /s/ CHARLES F. KARPINSKE
     ------------------------------------------
         Charles F. Karpinske, Attorney-in-Fact

                                INDEX TO EXHIBITS


EXHIBIT
  NO.     DESCRIPTION                              METHOD OF FILING

  5.1     Opinion of Robins, Kaplan, Miller &      Filed electronically herewith
          Ciresi L.L.P.

 23.1     Consent of Ernst & Young LLP             Filed electronically herewith

 23.2     Consent of Robins, Kaplan, Miller &      Included in Exhibit 5.1
          Ciresi L.L.P.

 24.1     Powers of Attorney                       Filed electronically herewith

 99.1     Recovery Engineering, Inc. 1993          Filed electronically herewith
          Director Stock Option Plan, as
          amended